Exhibit 4.2

VERAXA Biotech Holding AG

Senior Secured Note due 2027

THE ISSUANCE AND SALE OF NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES THAT MAY BE ISSUABLE PURSUANT TO THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. UNTIL THE DATE THAT IS ONE (1) YEAR AFTER THE ISSUE DATE (AS DEFINED ON THE REVERSE OF THIS NOTE), THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION AND PROSPECTUS-DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

VERAXA Biotech Holding AG

Senior Secured Note due 2027

Certificate No. A-[_]

VERAXA Biotech Holding AG, a public limited company organized under the Laws of Switzerland (the “Company”), for value received, promises to pay to [●] (the “Initial Holder”), or its registered assigns, the principal sum of twenty seven million five hundred thousand dollars ($27,500,000) (such principal sum, the “Principal Amount”) on [●], 20271 as provided in and subject to the other provisions of this Note, including the earlier redemption, repurchase or conversion of this Note.

Unless otherwise indicated, references herein to “dollars” or “$” are to U.S. dollars.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

[1]	NTD: To be 15 months from the Issue Date.

IN WITNESS WHEREOF, VERAXA Biotech Holding AG has caused this instrument to be duly executed as of the date set forth below.

Veraxa Biotech Holding Ag

Date: [●], 2026	By:
		Name:	[●]
		Title:	[●]

(Signature Page to Senior Secured Note due 2027, Certificate No. A-[_])

VERAXA Biotech Holding AG

Senior Secured Note due 2027

This Note (this “Note” and, collectively with any Note issued in exchange therefor or in substitution thereof, the “Notes”) is issued by VERAXA Biotech Holding AG, a public limited company organized under the Laws of Switzerland (the “Company”), and designated as its “Senior Secured Notes due 2027.”

Section 1. Definitions.

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act.

“Additional Amounts” has the meaning set forth in Section 5(B).

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Ordinary Shares would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

“Authorized Denomination” means, with respect to the Notes, a Principal Amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof, or, if such Principal Amount then-outstanding is less than $1,000, then such outstanding Principal Amount.

“Available Cash” means, as of any date of determination, (A) the sum of (i) the Company’s Cash and Cash Equivalents and (ii) any Cash paid by the Company to the Holder pursuant to this Note during the Cash Burn Period less (B) any Cash raised from any financings or series of related financings involving the Holder or otherwise during the Cash Burn Period, including for the avoidance of doubt, from a sale and leaseback transaction or the sale and issuance of the Company’s Capital Stock, Convertible Securities, Equity-Linked Securities or Indebtedness (including, for the avoidance of doubt, Cash actually received in connection with the exercise or settlement of any Convertible Securities or Equity-Linked Securities).

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Combination Event” has the meaning set forth in Section 9.

“Business Day” means any day other than a Saturday, a Sunday or any day on which commercial banks in The City of New York are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks in The City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are open for use by customers on such day.

“Capital Lease” means, with respect to any Person, any leasing or similar arrangement conveying the right to use any property, whether real or personal property, or a combination thereof, by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares of, interests (including, for the avoidance of doubt, partnership interests, limited partnership interests or other membership interests) in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” means all cash and liquid funds.

“Cash Burn Measurement Date” means the last calendar day of each calendar month beginning with the calendar month ending on September 30, 2026; provided, however, that the last calendar day of any calendar month in which the Company’s unrestricted, unencumbered Cash and Cash Equivalents shall equal or exceed seventy five million dollars ($75,000,000) on each calendar day during the three (3) month period ending on and including the last calendar day of such calendar month shall not be a Cash Burn Measurement Date.

“Cash Burn Period” means the three (3) calendar month period ending on any Cash Burn Measurement Date.

“Cash Burn Reference Date” means the last calendar day of the calendar month immediately preceding the first calendar day of the applicable Cash Burn Period.

“Cash Equivalents” means, as of any date of determination, any of the following: (A) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States Government, the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (B) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (C) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (D) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any commercial bank organized under the laws of the United States or any state thereof, or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $5,000,000,000; and (E) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (A) and (B) above, (ii) has net assets of not less than $5,000,000,000, and (iii) has the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service.

“Cash Sweep Amount” means, with respect to any Cash Sweep Financing, twenty percent (20%) of the gross proceeds from such financing.

“Cash Sweep Certification” has the meaning set forth in Section 4(B).

“Cash Sweep Financing” means any Equity Issuance.

“Cash Sweep Notice” has the meaning set forth in Section 4(B).

“Cash Sweep Payment” has the meaning set forth in Section 4(B).

“Close of Business” means 5:00 p.m., New York City time.

“Collateral” means (i) all “Collateral”, “Pledges” or similar term (howsoever defined) under any Security Agreement, (ii) all assets, property (whether real, personal, or mixed, tangible or intangible), rights, and interests of every kind and description that are now or hereafter pledged, assigned, charged, hypothecated, or otherwise granted as security or collateral to or for the benefit of the Holder, the Collateral Agent, or any Other Holder pursuant to, or in connection with, any Security Agreement, and (iii) all proceeds, products, accessions, rents, profits, income, benefits, substitutions, and replacements of any of the foregoing, in each case whether now owned or existing or hereafter acquired or arising and wherever located.

“Collateral Agent” means HBC Collateral Agent LLC in its capacity as collateral agent for the Holder and each Other Holder, together with any successor thereto in such capacity.

“Commission” means the U.S. Securities and Exchange Commission.

“Company Redemption Date” has the meaning set forth in Section 4(E).

“Company Redemption Notice” has the meaning set forth in Section 4(E).

“Company Redemption Price” means a cash amount equal to the then outstanding Principal Amount of this Note being redeemed pursuant to the applicable Company Redemption, plus accrued and unpaid interest on this Note.

“Compliance Certification” has the meaning set forth in Section 8(J).

“Conditional Capital Amendment Effective Date” means the date the Conditional Capital Amendment (as defined in the Securities Purchase Agreement) is registered in the commercial register of Switzerland.

“Consideration Shares” has the meaning set forth in Section 7(D)(i)(1).

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (A) any Indebtedness or other obligations of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (B) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (C) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Control Agreements” means (i) that certain Swiss law governed Bank Account Pledge Agreement, dated as of the Issue Date, between the Company, as pledgor, and the Collateral Agent as collateral agent and pledgee, acting for itself and as direct representative (direkter Stellvertreter) in the name and for the account of all other Secured Parties, and the Holders as Secured Parties (unless otherwise defined herein, each term as defined therein), (ii) that certain Account Pledge Agreement, dated as of the Issue Date, between Veraxa BioTech GmbH and the Collateral Agent and (iii) any other control agreement over an account substantially similar to the agreements described in clause (i) or (ii) or otherwise in form and substance satisfactory to the Collateral Agent.

“Conversion Consideration” has the meaning set forth in Section 7(D)(i).

“Conversion Date” means the first Business Day on which the requirements set forth in Section 7(C)(i) to convert this Note are satisfied.

“Conversion Settlement Date” has the meaning set forth in Section 7(D)(iii).

“Convertible Securities” means any Capital Stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Ordinary Shares.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Covering Price” has the meaning set forth in Section 7(D)(iv)(1).

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Ordinary Shares as reported by Bloomberg and displayed under the heading “Bloomberg VWAP” on Bloomberg page “VRXA US <EQUITY> VAP” (or its equivalent successor ticker or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one Ordinary Share on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Interest” has the meaning set forth in Section 10(D).

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(A) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(B) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Subsidiary of the Company; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or

(C) is redeemable at the option of the holder thereof, in whole or in part,

(D) in the case of each of clauses (A), (B) and (C), at any point prior to the one hundred eighty-first (181st) day after the Maturity Date.

“DTC” means The Depository Trust Company.

“Eligible Exchange” means any of The New York Stock Exchange, The NYSE American LLC, The Nasdaq Stock Market, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

“Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied as of such date and on each of the twenty (20) previous Trading Days: (A) the shares issuable pursuant to this Note are Freely Tradable; (B) the Holder is not in possession of any material non-public information; (C) the issuance of such shares will not be limited by Section 7(G); (D) such shares will satisfy Section 7(E)(i); (E) the Daily VWAP per Ordinary Share is not less than five dollars ($5.00); (F) the daily dollar trading volume of the Ordinary Shares as reported by Bloomberg and displayed under the heading “Bloomberg Value Traded” on Bloomberg page “VRXA US <EQUITY> VAP” (or its equivalent successor ticker or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day is not less than two million dollars ($2,000,000); (G) no delisting or suspension by the principal, in terms of volume, Eligible Exchange on which the Company is then listed or traded has been threatened (with a reasonable prospect of delisting or suspension occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or is reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Exchange or (y) the Company falling below the minimum listing maintenance requirements, if applicable, of such Eligible Exchange; (H) the Company shall be in a position to deliver the number of Ordinary Shares to be delivered as Conversion Consideration in accordance with Section 7(D)(iii) (including having sufficient authorized but unissued shares under the Company’s conditional capital), (I) the Conditional Capital Amendment Effective Date shall have occurred; (J) the delivery of the number of Ordinary Shares to be delivered as Conversion Consideration in accordance with Section 7(D)(iii) shall not cause the number of shares registered for resale pursuant to the Resale Registration Statement (as defined in the Securities Purchase Agreement), after giving effect to any post-effective amendments thereto, to be less than one hundred percent (100%) of the maximum number of Ordinary Shares exercisable pursuant to the Warrants; and (K) no Event of Default will have occurred that has not been waived and no Default will have occurred and be continuing which has not been waived.

“Equity Interest” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including preferred stock or membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Equity Issuance” means (a) any issuance or sale by the Company or any of its Subsidiaries of any Equity Interests (including any Equity Interests issued upon exercise or conversion of any Equity Rights, the issuance of any Equity Interests pursuant to any “at-the-market” offering (within the meaning of Rule 415(a)(4) of the Securities Act) and the issuance of any Equity Interests pursuant to the ELOC Financing (as defined in the Securities Purchase Agreement)) or any Equity Rights, or (b) the receipt by the Company or any of its Subsidiaries of any capital contribution (whether or not evidenced by any Equity Interest issued by the recipient of such contribution), in each case for bona fide capital-raising purposes and other than (i) any issuance of Equity Interests upon the exercise of any Equity Rights outstanding as of the date hereof provided, that such issuance is made pursuant to the terms of such Equity Rights in effect on the date hereof and such Equity Rights are not amended to increase the number of such Equity Interests or to decrease the exercise price, exchange price or conversion price of Equity Rights, (ii) Equity Interests issuable pursuant to an Approved Stock Plan (as defined in the Securities Purchase Agreement) or upon the exercise of any Equity Rights or upon the lapse of forfeiture restrictions on awards made pursuant to an Approved Stock Plan (including Equity Interests withheld by the Company for the purpose of paying on behalf of the holder thereof the exercise price of Options or for paying taxes due as a result of such exercise or lapse of forfeiture restrictions) or (iii) Ordinary Shares issuable upon the exercise of Options or upon the lapse of forfeiture restrictions on awards made pursuant to, any stock option exchange program of the Company that is approved by the Board of Directors or the compensation committee thereof or the Company’s stockholders, whether now in effect or hereafter implemented.

“Equity-Linked Securities” means any rights, obligations, Options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any Ordinary Shares.

“Equity Rights” shall mean, with respect to any Person, any then-outstanding subscriptions, Options, warrants, commitments, preemptive rights, convertible debt, or other equity-linked securities or agreements of any kind for the issuance or sale, of any additional Equity Interests of any class, or partnership or other ownership interests of any type in, such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning set forth in Section 10(A).

“Event of Default Acceleration Amount” means, with respect to the delivery of a notice pursuant to Section 10(B)(ii) declaring this Note to be due and payable immediately on account of an Event of Default, a cash amount equal to one hundred fifteen percent (115%) of the then outstanding Principal Amount of this Note (or such lesser principal amount accelerated pursuant to such notice), plus the accrued and unpaid interest on this Note.

“Event of Default Share Payment” has the meaning set forth in Section 5(G).

“Event of Default Share Payment Date” means any date on which the Holder delivers an Event of Default Share Payment Notice pursuant to Section 5(G) hereunder.

“Event of Default Share Payment Delivery Date” has the meaning set forth in Section 5(G).

“Event of Default Share Payment Notice” has the meaning set forth in Section 5(G).

“Event of Default Notice” has the meaning set forth in Section 10(C).

“Excess Shares” has the meaning set forth in Section 7(G).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fee Modification Agreement” has the meaning set forth in the Securities Purchase Agreement.

“Freely Tradable” means, with respect to any Ordinary Shares issued or issuable pursuant to this Note, that (A) such shares are (or, when issued, will be) issued by the Company pursuant to an effective registration statement and would not constitute “restricted securities” within the meaning of Rule 144 or would be eligible to be offered, sold or otherwise transferred by the Holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” laws; (B) such shares are (or, when issued, will be) (i) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension or material limitation on trading, on an Eligible Exchange; and (C) no delisting or suspension by such Eligible Exchange is pending or has been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Exchange or (y) the Company falling below the minimum listing maintenance requirements of such Eligible Exchange.

“Fundamental Change” means any of the following events:

(A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or the employee benefit plans of the Company or its Wholly Owned Subsidiaries, files any report with the Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than solely to one or more of the Company’s Wholly Owned Subsidiaries); or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all Ordinary Shares are exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Ordinary Shares); provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company;

(D) the Ordinary Shares cease to be listed on any Eligible Exchange; or

(E) the transfer restrictions set forth in Section 5 of that certain Lock-Up Agreement, dated as of February 24, 2026, by and among Voyager Acquisition Corp., Veraxa Biotech AG and European Molecular Biology Laboratory (as in effect as of the Issue Date and without giving effect to any amendments, amendments and restatements, supplements, or other modifications thereto after the Issue Date), terminate in accordance with Section 5(a)(ii) thereof.

For purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Notice” has the meaning set forth in Section 6(C).

“Fundamental Change Repurchase Date” means the date as of which this Note must be repurchased for cash in connection with a Fundamental Change, as provided in Section 6(B).

“Fundamental Change Repurchase Price” means, with respect to this Note (or any portion of this Note to be repurchased) upon a Repurchase Upon Fundamental Change, a cash amount equal to the sum of (i) the then outstanding Principal Amount of this Note (or such lesser principal amount accelerated pursuant to such notice) and (ii) the accrued and unpaid interest on this Note.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided the definitions set forth in this Note and any financial calculations required thereby shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.

“Holder” means the person in whose name this Note is registered on the books of the Company, which initially is the Initial Holder.

The term “including” means “including without limitation,” unless the context provides otherwise.

“Holder Conversion Notice” has the meaning set forth in Section 7(C)(i).

“Holder Redemption” has the meaning set forth in Section 4(F).

“Holder Redemption Date” means the date that is thirty (30) calendar days after the delivery to the Company by the Holder of a Holder Redemption Notice.

“Holder Redemption Notice” has the meaning set forth in Section 4(F).

“Holder Redemption Price” means a cash amount equal to the then outstanding Principal Amount of this Note being redeemed pursuant to the applicable Holder Redemption, plus accrued and unpaid interest on this Note.

“Indebtedness” means indebtedness of any kind, including, without duplication (A) all indebtedness for borrowed money or the deferred purchase price of property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (B) all obligations evidenced by notes, bonds, debentures or similar instruments, (C) all Capital Lease Obligations, (D) all Contingent Obligations, and (E) Disqualified Stock.

“Independent Investigator” has the meaning set forth in Section 8(T).

“Initial Holder” has the meaning set forth in the cover page of this Note.

“Intellectual Property” means, with respect to the Company and each Subsidiary of the Company: all Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; the applications therefor and reissues, extensions, or renewals thereof; and the goodwill associated with any of the foregoing, together with the rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets to solely the extent of the amount in excess of the fair market value.

“Issue Date” means [●], 2026.

“Last Reported Sale Price” of the Ordinary Shares for any Trading Day means the closing sale price per Ordinary Share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per Ordinary Share) on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Ordinary Shares are then listed. If the Ordinary Shares are not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per Ordinary Share on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Ordinary Shares are not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per Ordinary Share on such Trading Day from a nationally recognized independent investment banking firm selected by the Company.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided, that for the avoidance of doubt, licenses, strain escrows and similar provisions in collaboration agreements, research and development agreements that do not create or purport to create a security interest, encumbrance, levy, lien or charge of any kind shall not be deemed to be Liens for purposes of this Note.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal, in terms of volume, Eligible Exchange on which Ordinary Shares are listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Ordinary Shares or in any options contracts or futures contracts relating to the Ordinary Shares.

“Market Share Payment Price” means, with respect to any Conversion Date or Event of Default Share Payment Date, as applicable, the higher of (i) an amount equal to ninety percent (90%) of the lowest Daily VWAP during the five (5) VWAP Trading Day period ending on and including the VWAP Trading Day immediately prior to the applicable Conversion Date or Event of Default Share Payment Date, as applicable and (ii) the then par value of an Ordinary Share.

“Maturity Date” means [●], 2027.1

“Maximum Percentage” has the meaning set forth in Section 7(G).

“Open of Business” means 9:00 a.m., New York City time.

“Options” means any rights, warrants or options to subscribe for or purchase Ordinary Shares or Convertible Securities.

The term “or” is not exclusive, unless the context expressly provides otherwise.

“Ordinary Shares” means the ordinary shares, CHF 100/11,325 par value, of the Company, subject to Section 7(F).

“Ordinary Share Change Event” has the meaning set forth in Section 7(F)(i).

“Other Holder” means any person in whose name any Other Note is registered on the books of the Company.

“Other Notes” means any Notes that are of the same class of this Note and that are represented by one or more certificates other than the certificate representing this Note.

“Partial Redemption Date” means, with respect to this Note, (A) the first calendar day of each month beginning on [●], 20262 and (B) if not otherwise included in clause (A), the Maturity Date.

“Partial Redemption Payment” means, for any date that is a Partial Redemption Date, an amount equal to two million seven hundred fifty thousand dollars ($2,750,000); provided, that the Holder and the Company may agree to increase or decrease the size of any Partial Redemption Payment by mutual written consent.

[1]	NTD: To be 15 months from the Issue Date.
[2]	NTD: To be the first day of the third month following the Issue Date.

“Partial Redemption Share Payment Notice” has the meaning set forth in Section 5(E).

“Patent License” means any written agreement granting any right with respect to any invention covered by a Patent that is in existence or a Patent application that is pending, in which agreement the Company now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means (A) Indebtedness evidenced by this Note and all other Senior Secured Notes issued pursuant to the Securities Purchase Agreement; (B) Indebtedness actually disclosed pursuant to the Securities Purchase Agreement as of the date of the Securities Purchase Agreement; (C) Indebtedness to trade creditors incurred in the ordinary course of business consistent with past practices; (D) Subordinated Indebtedness of the Company; (E) reimbursement obligations in connection with letters of credit or similar instruments that are secured by Cash or Cash Equivalents and issued on behalf of the Company or a Subsidiary thereof in an aggregate amount not to exceed fifty thousand dollars ($50,000) at any time outstanding; and (F) Contingent Obligations that are guarantees of the Indebtedness described in clauses (A) through (E).

“Permitted Intellectual Property Licenses” means (A) Intellectual Property licenses actually disclosed pursuant to the Securities Purchase Agreement as of the date of the Securities Purchase Agreement, (B) non-perpetual Intellectual Property licenses granted in the ordinary course of business on arm’s length terms consisting of the licensing of technology, the development of technology or the providing of technical support which may include licenses with unlimited renewal options solely to the extent such options require mutual consent for renewal or are subject to financial or other conditions as to the ability of licensee to perform under the license; provided such license was not entered into during an Event of Default or continuance of a Default, and (C) any license granted in the ordinary course of business on arm’s length terms over the IP as listed in Schedule 2 (Permitted IP) to that certain Pledge of IP Rights Agreement, dated as of the Issue Date, by and between Veraxa Biotech GmbH and the Collateral Agent), provided such license was not entered into during an Event of Default or continuance of a Default.

“Permitted Investment” means: (A) Investments actually disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (B) (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit issued by any bank headquartered in the United States with assets of at least five billion dollars ($5,000,000,000) maturing no more than one year from the date of investment therein, and (iv) money market accounts; (C) Investments accepted in connection with Permitted Transfers; (D) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company’s business; (E) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business and consistent with past practice, provided that this clause (E) shall not apply to Investments of the Company in any Subsidiary thereof; (F) Investments consisting of (i) loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of Capital Stock of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Company’s Board of Directors and (ii) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, provided that the aggregate of all such loans outstanding may not exceed fifty thousand dollars ($50,000) at any time; (G) Investments in Wholly Owned Subsidiaries; (H) Permitted Intellectual Property Licenses; and (I) additional Investments that do not exceed fifty thousand dollars ($50,000) in the aggregate in any twelve (12) month period.

“Permitted Liens” means any and all of the following: (A) Liens deemed to be disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (B) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintains adequate reserves therefor in accordance with GAAP; (C) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business; provided, that the payment thereof is not yet required; (D) Liens arising from judgments, decrees or attachments in circumstances which do not constitute a Default or an Event of Default hereunder; (E) the following deposits, to the extent made in the ordinary course of business: deposits under workers’ compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (F) leasehold interests in leases or subleases and licenses granted in the ordinary course of the Company’s business and not interfering in any material respect with the business of the licensor; (G) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (H) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (I) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (J) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (K) Liens on Cash or Cash Equivalents securing obligations permitted under clauses (C) and (E) of the definition of Permitted Indebtedness; (L) Liens in favor of Holder or the Collateral Agent; and (M) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (B) through (K) above (other than any Indebtedness repaid with the proceeds of this Note); provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (A) dispositions of inventory sold, and Permitted Intellectual Property Licenses entered into, in each case, in the ordinary course of business, (B) dispositions of worn-out, obsolete or surplus property at fair market value in the ordinary course of business; (C) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (D) transfers consisting of Permitted Investments in Wholly Owned Subsidiaries under clause (G) of Permitted Investments; and (E) other transfers of assets to any Person other than to a joint venture and which have a fair market value of not more than fifty thousand dollars ($50,000) in the aggregate in any twelve (12) month period.

“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Post-Amendment Warrant Share Reserve” has the meaning set forth in Section 8(Q).

“Principal Amount” has the meaning set forth in the cover page of this Note; provided, however, that the Principal Amount of this Note will be subject to reduction (A) pursuant to Section 4(E), Section 4(F), Section 5, Section 6, and Section 7 and (B) by an amount equal to the sum of all Cash Sweep Payments made pursuant to Section 4(B) and Partial Redemption Payments made prior to the date of determination of the Principal Amount of the Note then outstanding.

“Reference Property” has the meaning set forth in Section 7(F)(i).

“Reference Property Unit” has the meaning set forth in Section 7(F)(i).

“Reported Outstanding Share Number” has the meaning set forth in Section 7(G).

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 6.

“Restricted German IP” means those certain exclusive rights of Veraxa Biotech GmbH as set forth out in Schedule 2 (List of IP Rights; Exclusive Rights of Use) in that certain Pledge of IP Rights Agreement, dated as the Issue Date, by and between Veraxa Biotech GmbH, as “Pledgor” (as defined therein), and HBC Collateral Agent LLC, as collateral agent.

“Required Holders” has the meaning set forth in the Securities Purchase Agreement.

“Required Reserve Amount” has the meaning set forth in Section 8(Q).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which the Ordinary Shares are listed for trading. If the Ordinary Shares are not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of [●], 2026, between the Company, VERAXA Biotech AG, Voyager Acquisition Corp. High Trail Special Situations II LLC and HT Investments MA LLC, providing for the issuance of this Note.

“Security Agreements” means the Control Agreements and those certain security agreements, dated [●], 2026, between the Company and the Collateral Agent.

“Security Document” has the meaning set forth in the Security Agreements.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

“Subordinated Indebtedness” means Indebtedness subordinated to the Notes pursuant to a written agreement between the Required Holders and the applicable lender in amounts and on terms and conditions satisfactory to the Required Holders in their sole discretion.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Corporation” has the meaning set forth in Section 9(A).

“Successor Person” has the meaning set forth in Section 7(F)(i).

“Swiss 10 Non-Bank Rule” means the rule that the aggregate number of creditors of the Company under the Transaction Documents which are not Swiss Qualifying Banks must not exceed ten (10) in accordance with the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss 20 Non-Bank Rule” means the rule that (without duplication) the aggregate number of creditors (including the Holders), other than Swiss Qualifying Banks, of the Company under all outstanding loans, facilities and/or private placements relevant for classification as debenture (Kassenobligation) (including debt under the Transaction Documents), must not at any time exceed twenty (20), in accordance with the meaning of the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss Federal Tax Administration” means the tax authorities referred to in art. 34 of the Swiss Withholding Tax Act.

“Swiss Guidelines” shall mean, together, (a) Guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), (b) Guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), (c) Circular Letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to deposits (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011), (d) Circular Letter No. 15 of 3 October 2017 (1-015-DVS-2017) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 3. Oktober 2017), (e) Circular Letter No. 46 of 24 July 2019 (1-046-DVS-2019) in relation to syndicated credit facilities (Kreisschreiben Nr. 46 betreffend steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen vom 24. Juli 2019), (f) Circular Letter No. 47 of 25 July 2019 (1-047-DVS-2019) in relation to bonds (Kreisschreiben Nr. 47 betreffend Obligationen vom 25. Juli 2019) and (g) the practice note 010-DVS-2019 of 5 February 2019 published by the Swiss Federal Tax Administration regarding Swiss Withholding Tax in the Group (Mitteilung-010-DVS-2019-d vom 5. Februar 2019 - Verrechnungssteuer: Guthaben im Konzern), in each case as issued, amended or replaced from time to time by the Swiss Federal Tax Administration or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.

“Swiss Non-Bank Rules” means the Swiss 10 Non-Bank Rule and the Swiss 20 Non-Bank Rule.

“Swiss Qualifying Bank” means (i) any bank as defined in the Swiss Federal Code for Banks and Savings Banks dated November 1934 (Bundesgesetz über die Banken und Sparkassen), (ii) any person acting on its own account which is licensed as a bank under the banking laws in force in its jurisdiction of incorporation and any branch of a legal entity which is licensed as a bank under the banking laws in force in the jurisdiction where such branch is situated, and which, in each case, exercises as its main purpose a true banking activity, having its own bank personnel, premises, communication devices and decision-making power, all in accordance with the Swiss Guidelines, or (iii) a federal reserve or central bank (including supranational central banks such as inter alia the European Central Bank) and institutions with a similar function as a federal reserve or central bank in countries which do not have a federal reserve or central bank and the Bank for International Settlements (BIS).

“Swiss Withholding Tax” means the tax imposed based on the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer) as amended from time to time together with the related ordinances, regulations and guidelines.

“Taxes” has the meaning set forth in Section 5(B).

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Trading Day” means any day on which (A) trading in the Ordinary Shares generally occurs on the principal U.S. national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which the Ordinary Shares are listed for trading; and (B) there is no Market Disruption Event, provided that the Holder, by written notice to the Company, may waive any such Market Disruption Event. If the Ordinary Shares are not so listed or traded, then “Trading Day” means a Business Day.

“Transaction Documents” has the meaning set forth in the Securities Purchase Agreement.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York.

“Undelivered Shares” has the meaning set forth in Section 7(D)(iv).

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which Ordinary Shares are then listed, or, if Ordinary Shares are not then listed on a U.S. national or regional securities exchange, the principal, in terms of volume, Eligible Exchange on which the Ordinary Shares are then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in Ordinary Shares or in any options contracts or futures contracts relating to the Ordinary Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; provided that the Holder, by written notice to the Company, may waive any such VWAP Market Disruption Event; and (B) trading in the Ordinary Shares generally occurs on the principal U.S. national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which Ordinary Shares are then traded. If the Ordinary Shares are not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Warrants” has the meaning set forth in the Securities Purchase Agreement.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

“Xlife” means Xlife Sciences AG.

Section 2. Persons Deemed Owners.

The Holder of this Note will be treated as the owner of this Note for all purposes.

Section 3. Registered Form.

This Note, and any Note issued in exchange therefor or in substitution thereof, will be in registered form, without coupons.

Section 4. Partial Redemption Payments; Cash Sweep Payments; Maturity Date Payment; Prepayment; Company Redemption Election; Holder Redemption Election.

(A) Partial Redemption Payments. The Company shall partially redeem this Note in an amount equal to the applicable Partial Redemption Payment on each Partial Redemption Date. Each such Partial Redemption Payment shall be paid to Holder in cash on each Partial Redemption Date in accordance with Section 5(A) or in Ordinary Shares on each Conversion Settlement Date in accordance with Section 5(E). Any Partial Redemption Payment paid pursuant to this Section 4(A) shall reduce the Principal Amount by such paid amount. If this Note (or any portion of this Note) is to be redeemed pursuant to this Section 4(A), then, from and after the date the related Partial Redemption Payment is paid in full, this Note (or such portion) will cease to be outstanding and interest will cease to accrue on this Note (or such portion).

(B) Cash Sweep Payments.

(i) For purposes of this Note, any payment made to the Holder pursuant to Section 4(B) shall be referred to as a “Cash Sweep Payment”.

(ii) Concurrently with the completion of any Cash Sweep Financing, the Company shall certify to Holder in writing (i) the amount of the applicable Cash Sweep Financing and (ii) the calculation of the potential Cash Sweep Amount with respect to such Cash Sweep Financing (including a certification that such Cash Sweep Amount was calculated in accordance with the terms hereof) (such certification a “Cash Sweep Certification”); provided, however, that, unless consented to by the Holder in writing, in the event that the extent of such Cash Sweep Financing and Cash Sweep Amount is such that the information required in such certification would constitute material non-public information regarding the Company, then the Company shall also concurrently publicly disclose such material non-public information on a Form 6-K or otherwise.

(iii) The Holder shall have the right to require the Company, exercisable by delivery of written notice to the Company of exercise of such right (a “Cash Sweep Notice”), to pay to the Holder in cash within one (1) Business Day following the delivery of such Cash Sweep Notice (regardless of whether the Company actually delivers a Cash Sweep Certification), all or a portion of the Cash Sweep Amount with respect to such Cash Sweep Financing.

(C) Maturity Date Payment. On the Maturity Date, the Company will pay the Holder an amount in cash equal to the then-outstanding Principal Amount of this Note, plus any accrued and unpaid interest on this Note.

(D) Prepayment. The Company may not prepay the Note without the written consent of the Holder other than pursuant to Section 4(E).

(E) Company Redemption Election. The Company may redeem all (or a portion thereof not less than one million dollars ($1,000,000)) of the then outstanding Principal Amount of this Note (a “Company Redemption”), on a date to be determined by the Company (any such date a “Company Redemption Date”), for a cash redemption price equal to the Company Redemption Price without premium or penalty; provided that if a Default has occurred and is continuing or any Event of Default has occurred that has not been waived at any time during the period beginning on and including the date the Company Redemption Notice is delivered and ending on and including the Company Redemption Date, then such cash redemption price shall be equal to one hundred fifteen percent (115%) of the portion of the outstanding Principal Amount of this Note being redeemed pursuant to such Company Redemption, plus the accrued and unpaid interest on this Note. In order to elect such redemption, the Company must provide notice of a Company Redemption, which notice shall state the Company Redemption Date and the outstanding Principal Amount of this Note to be redeemed (which for the avoidance of doubt, shall not be less than one million dollars ($1,000,000)) (a “Company Redemption Notice”) at least five (5) Trading Days prior to such Company Redemption Date and the Company must have, on or prior to 8:30 a.m., New York City time, on the Trading Day on which such Company Redemption Notice is delivered, publicly disclosed any material, non-public information regarding the Company (including the fact that the Company is redeeming the Note) on a Form 6-K or otherwise. The Holder may convert any portion of this Note pursuant to Section 5(E) and Section 7 with respect to which the Company has delivered a Partial Redemption Share Payment Notice prior to the payment of the Company Redemption Price. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any Company Redemption pursuant to this Section 4(E) if a Default with respect to Section 10(A)(iii) has occurred and is continuing or an Event of Default pursuant to Section 10(A)(iii) has occurred and has not been waived. If this Note is to be redeemed in full (whether in cash or Ordinary Shares) pursuant to this Section 4(E) then, from and after the date the related Company Redemption Price is paid in full, this Note will cease to be outstanding.

(F) Holder Redemption Election.

(i) In the event that the Company licenses, sublicenses, or otherwise assigns, transfers, or grants any rights under or in respect of the Restricted German IP to a third party, or to cause a Subsidiary of the Company to license, sublicense, or otherwise assign, transfer, or grant any rights under or in respect of the Restricted German IP to a third party, the Company shall (x) publicly disclose such transaction on a Form 8-K or Form 6-K on the same Trading Day as the consummation of such transaction and (y) deliver written notice thereof to the Holder on the same Trading Day as the consummation of such transaction (the “Restricted German IP Licensing Notice”). In the event that the Holder receives a Restricted German IP Licensing Notice from the Company, the Holder shall have the right to require the Company to redeem a portion of the then outstanding Principal Amount of this Note not exceeding thirteen million seven hundred fifty thousand dollars ($13,750,000) (a “Holder Redemption”) for a cash redemption price equal to the Holder Redemption Price. In the event that the Holder elects to exercise a Holder Redemption, it shall deliver written notice thereof to the Company (a “Holder Redemption Notice”), which notice shall state the outstanding Principal Amount of this Note to be redeemed (which amount shall not exceed thirteen million seven hundred fifty thousand dollars ($13,750,000)). On the Holder Redemption Date, the Company shall pay the Holder Redemption Price by wire transfer of immediately available funds to the account of the Holder as set forth in a written notice of an account of such Holder delivered by the Holder to the Company at least three (3) Business Days before the Holder Redemption Date; provided, however, that if any such licensing, sublicensing, assignment, transfer, or grant of rights includes any upfront payment or fee to be received by the Company or any of its Subsidiaries in connection with the completion of such transaction, the Company shall pay to the Holder, within three (3) Business Days of the receipt of such upfront payment or fee, an amount equal to fifty percent (50%) of such upfront payment or fee (but not to exceed thirteen million seven hundred fifty thousand dollars ($13,750,000)) as partial payment of the Holder Redemption Price, and the balance of the Holder Redemption Price shall be paid on the Holder Redemption Date.

(ii) If this Note is to be redeemed in full pursuant to this Section 4(F), then, from and after the date the related Holder Redemption Price is paid in full, this Note will cease to be outstanding.

Section 5. Method of Payment; Gross Up, Additional Amounts; Tax Indemnity; When Payment Date is Not a Business Day.

(A) Method of Payment. The Company will pay all cash amounts due under this Note by wire transfer of immediately available funds to the account of the Holder as set forth in a written notice of an account of such Holder delivered by the Holder to the Company at least one (1) Business Day before the date such amount is due.

(B) Gross Up; Additional Amounts. All payments to be made by the Company under this Note (including, for the avoidance of doubt, payments of principal, interest, the Fundamental Change Repurchase Price, the Company Redemption Price, the Holder Redemption Price, Partial Redemption Payments, Cash Sweep Payments, the Event of Default Acceleration Amount, and any Conversion Consideration) shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges of any nature (“Taxes”) imposed, levied, collected, withheld or assessed by or on behalf of Switzerland or any political subdivision thereof or any authority of or in Switzerland having the power to impose, levy, collect, withhold or assess Taxes, unless such withholding or deduction is required by law. It is the bona fide assumption of the parties that no Swiss Withholding Tax applies to any payments under this Note; provided, that if and to the extent that Swiss Withholding Tax or any other Tax nevertheless becomes applicable to any payment under this Note, the Company shall pay such additional amounts (“Additional Amounts”) as will result in the Holder receiving the amounts that it would have received pursuant to this Note if no such withholding or deduction had been required; provided, however, that no Additional Amounts shall be payable (i) to the extent such Taxes are imposed as a result of the Holder’s failure to comply with any certification, identification, information, documentation or other reporting requirements, if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, such Taxes or (ii) to the extent such Taxes are imposed as a result of any transfer, assignment or other disposition of this Note or any interest herein by the Holder in violation of any transfer restrictions set forth in this Note or in the Securities Purchase Agreement.

(C) This Section 5(B) shall apply mutatis mutandis for any Swiss Withholding Tax being levied on the Company on any Ordinary Shares issued or delivered pursuant to this Note, if and to the extent such Withholding Tax is shifted to the Holder, in which case the Company shall pay such Additional Amounts as will result in the Holder being placed in the same situation as if no such Withholding Tax would have been shifted to it. For the avoidance of doubt, if any Swiss Withholding Tax results in a reduction of the number of Ordinary Shares deliverable to the Holder pursuant to this Note (whether by way of withholding of shares, reduction of the conversion ratio, or otherwise), the Company shall compensate the Holder by delivering such additional number of Ordinary Shares as is necessary to ensure that the Holder receives the same number of Ordinary Shares it would have received absent such Swiss Withholding Tax, or, if and to the extent the delivery of additional Ordinary Shares is not legally permissible or practicable, by paying to the Holder a cash amount equal to the value of such shortfall in Ordinary Shares, calculated based on the Daily VWAP on the applicable Conversion Date. For the sake of completeness, no Additional Amounts shall be payable (i) to the extent such Taxes are imposed as a result of the Holder’s failure to comply with any certification, identification, information, documentation or other reporting requirements, if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, such Taxes or (ii) to the extent such Taxes are imposed as a result of any transfer, assignment or other disposition of this Note or any interest herein by the Holder in violation of any transfer restrictions set forth in this Note or in the Securities Purchase Agreement.

(D) Tax Indemnity. Without prejudice to the foregoing, the Company shall indemnify and hold harmless the Holder from and against any and all liabilities, losses, costs, damages and expenses (including, without limitation, reasonable legal fees and any Taxes, penalties and interest and including, for the avoidance of doubt, a reduction of the number of Ordinary Shares deliverable to the Holder pursuant to this Note) which the Holder may suffer or incur as a result of or in connection with (i) any Swiss Withholding Tax or other Tax being imposed on or withheld from any payment under this Note or in connection with any Ordinary Shares issued or delivered pursuant to this Note, (ii) any failure by the Company to comply with the Swiss Non-Bank Rules or any other requirement under Swiss tax law resulting in Swiss Withholding Tax becoming applicable to this Note or the payments or any action hereunder, or (iii) any breach by the Company of any representation, warranty or covenant contained in this Note relating to

Taxes; provided, however, that this indemnity shall not apply to the extent that such liabilities, losses, costs, damages or expenses (A) have already been compensated by the payment of Additional Amounts pursuant to this Section 5, (B) arise as a result of the Holder’s failure to comply with any certification, identification, information, documentation or other reporting requirements applicable to the Holder or (C) arise as a result of any transfer, assignment or other disposition of this Note or any interest herein by the Holder in violation of any transfer restrictions set forth in this Note or in the Securities Purchase Agreement. Any amounts payable by the Company pursuant to this indemnity shall be paid within ten (10) Business Days of written demand by the Holder, accompanied by reasonable documentation evidencing such liabilities, losses, costs, damages or expenses.

(E) Company’s Election to Pay Partial Redemption Payments in Cash or Ordinary Shares. At least fifteen (15) Trading Days (but no more than twenty (20) Trading Days) prior to a Partial Redemption Date, solely at the Company’s option, the Company, if it desires to elect, may elect to make a Partial Redemption Payment with respect to such Partial Redemption Date entirely or partially in Ordinary Shares, by delivering to the Holder a written notice of such election, which notice shall (i) state which portion of the applicable Partial Redemption Payment the Company has elected to pay in Ordinary Shares (provided that such amount may only be in an Authorized Denomination), (ii) certify that the Equity Conditions are satisfied as of such date and (iii) specify whether such Ordinary Shares to be delivered shall be issued out of the Company’s conditional capital or the Company’s capital band, delivered out of the Company’s treasury shares, or purchased by the Company on the open market for delivery to the Holder (provided that, if the Company fails to include such specification on or after the Conditional Capital Amendment Effective Date, such Ordinary Shares to be delivered shall be deemed to be issued out of the Company’s conditional capital) (a “Partial Redemption Share Payment Notice”) (and such election shall be irrevocable as to such Partial Redemption Date). Failure to timely deliver such written notice and certification to the Holder shall be deemed an irrevocable election by the Company to pay the Partial Redemption Payment with respect to such Partial Redemption Date in cash. With respect to any Partial Redemption Date for which the Company has elected to make a Partial Redemption Payment (or any applicable portion thereof) in Ordinary Shares in accordance with this Section 5(E), the Holder shall have the right to convert such Partial Redemption Payment (or any applicable portion thereof) into Ordinary Shares pursuant to Section 7 hereof at any time and from time to time on or after such Partial Redemption Date, allocating all or any portion of any applicable Partial Redemption Payment to any Conversion Date. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any Partial Redemption Payment (or any applicable portion thereof) in Ordinary Shares if the Equity Conditions are not satisfied for each VWAP Trading Day occurring between the date of delivery of the Partial Redemption Share Payment Notice and the applicable Conversion Settlement Date (and the Company shall certify in writing to the Holder on the applicable Conversion Settlement Date that the Equity Conditions have continued to have been satisfied during such period) and such Partial Redemption Payment (or any applicable portion thereof) shall instead be satisfied by paying in cash an amount equal to one hundred percent (100%) of the amount of such Partial Redemption Payment (or any applicable portion thereof) that the Company has elected to pay in Ordinary Shares, together with the payment of any Default Interest corresponding to such Partial Redemption Payment (or portion thereof, if applicable), on the Business Day immediately following the calendar day on which such failure to satisfy the Equity Conditions occurred, in accordance with Section 5(A), unless such failure of the Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted or withheld by the Holder in its sole discretion.

(F) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on this Note as provided in this Note is not a Business Day, then, notwithstanding anything to the contrary in this Note, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay.

(G) Event of Default Share Payments. If an Event of Default occurs and the Company fails to pay the Event of Default Acceleration Amount when due in accordance with this Note, then the Holder may elect to receive such unpaid portion of the Event of Default Acceleration Amount, entirely or partially, in Ordinary Shares (an “Event of Default Share Payment”), and shall deliver to the Company a written notice of such election (an “Event of Default Share Payment Notice”) stating which portion thereof the Holder has elected to receive in Ordinary Shares and specifying whether the Holder elects to receive such Ordinary Shares from the Company’s treasury shares or, on or after the Conditional Capital Amendment Effective Date, conditional capital, it being understood that if the Holder elects to convert a portion of the Event of Default Acceleration Amount into an Event of Default Share Payment to be issued out of the Company’s conditional capital, the Event of Default Share Payment Notice shall refer to article 3a in the Company’s articles of association out of which such Ordinary Shares shall be issued. For the avoidance of doubt, the Holder may not elect delivery of the Event of Default Share Payment out of the Company’s conditional share capital before the Conditional Capital Amendment Effective Date and, thus, no right to convert any portion of an Event of Default Acceleration Amount into an Event of Default Share Payment to be delivered out of the Company’s conditional share capital shall exist, unless the Company has sufficient conditional share capital out of which the Event of Default Share Payment may be issued and delivered. On or before the first (1st) Business Day following the date of delivery of any Event of Default Share Payment Notice hereunder (the “Event of Default Share Payment Delivery Date”), the Company shall issue and deliver to the Holder, a number of validly issued, fully paid and Freely Tradable Ordinary Shares equal to the quotient (rounded up to the closest whole number) obtained by dividing the Event of Default Acceleration Amount (or applicable portion thereof) by the Market Share Payment Price as of the date of delivery of the Event of Default Share Payment Notice; provided, that, if the Company fails to timely issue and deliver to the Holder such Ordinary Shares, then the Holder may revoke its election to receive Ordinary Shares and elect to receive such Event of Default Acceleration Amount (or any portion thereof) in cash at any time prior to delivery of such Ordinary Shares. Any portion of the Event of Default Acceleration Amount not paid in Ordinary Shares because the Holder did not elect, or effectively revoked its election, to receive Ordinary Shares for such Event of Default Acceleration Amount (or applicable portion thereof) will be paid in cash; provided, that the Holder may deliver multiple Event of Default Share Payment Notices in accordance with this Section 5(G) to the extent that any portion of the Event of Default Acceleration Amount remains unpaid when due in accordance with this Note.

Section 6. Required Repurchase of Note upon a Fundamental Change.

(A) Repurchase Upon Fundamental Change. Subject to the other terms of this Section 6, if a Fundamental Change occurs, then the Holder will have the right to require the Company to repurchase this Note (or any portion of this Note in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Holder’s choosing that is no more than twenty (20) Business Days after the later of (x) the date the Company delivers to the Holder the related Fundamental Change Notice pursuant to Section 6(C); and (y) the effective date of such Fundamental Change.

(C) Fundamental Change Notice. No later than the tenth (10th) Business Day before the occurrence of any Fundamental Change, the Company will send to the Holder a written notice (the “Fundamental Change Notice”) thereof (provided, however, in no event shall such notice be required prior to the actual public announcement of such Fundamental Change), stating the expected date such Fundamental Change will occur. No later than the fifth (5th) Business Day after the date of delivery of the Fundamental Change Notice, the Holder shall notify the Company in writing whether it will require the Company to repurchase this Note and specify the Fundamental Change Repurchase Date.

(D) Effect of Repurchase. If this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then, from and after the date the related Fundamental Change Repurchase Price is paid in full, this Note (or such portion) will cease to be outstanding and interest will cease to accrue on this Note (or such portion).

Section 7. Conversion.

(A) Right to Convert Upon Receipt of Partial Redemption Share Payment Notice.

(i) Generally. Subject to the provisions of this Section 7, each time, if any, that the Holder receives a Partial Redemption Share Payment Notice, the Holder may convert the applicable portion of the Partial Redemption Payment for which the Partial Redemption Share Payment Notice was given into Conversion Consideration. For the avoidance of doubt, the Company may not elect delivery of Consideration Shares out of the Company’s conditional share capital before the Conditional Capital Amendment Effective Date and, thus, no right to convert a Partial Redemption Payment into Consideration Shares to be delivered out of the Company’s conditional share capital shall exist, unless the Company has sufficient conditional share capital out of which the Ordinary Shares pursuant to the applicable Partial Redemption Payment may be issued and delivered.

(ii) Conversions in Part. Subject to the terms of this Section 7, this Note may be converted in part, but only in an Authorized Denomination. Provisions of this Section 7 applying to the conversion of this Note in whole will equally apply to conversions of any permitted portion of this Note.

(B) When this Note May Be Converted.

(i) Generally. Upon receipt of a Partial Redemption Share Payment Notice, the Holder may convert the Partial Redemption Payment (or any applicable portion thereof) at any time on or after the Partial Redemption Date with respect to which the Partial Redemption Share Payment Notice was delivered until the Close of Business on the first (1st) Scheduled Trading Day (or, if later, the standard settlement period for the primary Eligible Exchange (measured in terms of trading volume for its Ordinary Shares) on which the Ordinary Shares is traded) immediately before the Maturity Date.

(ii) Limitations and Closed Periods. Notwithstanding anything to the contrary in this Section 7, if this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then in no event may this Note (or such portion) be converted after the Close of Business on the Scheduled Trading Day immediately before the related Fundamental Change Repurchase Date; provided, that the limitations contained in this Section 7(B)(ii) shall no longer apply to this Note (or such applicable portion) if the applicable Fundamental Change Repurchase Price is not delivered on the Fundamental Change Repurchase Date in accordance with Section 6.

(C) Conversion Procedures.

(i) Generally. To convert this Note, the Holder must complete, sign and deliver to the Company the conversion notice attached to this Note on Exhibit A or portable document format (.pdf) version of such conversion notice (at which time such conversion will become irrevocable) (a “Holder Conversion Notice”). For the avoidance of doubt, the Holder Conversion Notice may be delivered by e-mail in accordance with Section 13. If the Company fails to deliver, by the related Conversion Settlement Date, any Ordinary Shares forming part of the Conversion Consideration of the conversion of this Note, the Holder, by notice to the Company, may rescind all or any portion of the corresponding Holder Conversion Notice at any time until such Undelivered Shares are delivered.

(ii) Holder of Record of Conversion Consideration. The person in whose name any Ordinary Shares are issuable pursuant to this Note will be deemed to become the holder of record of such shares as of the Close of Business on the applicable Event of Default Share Payment Date or Conversion Date for such conversion, conferring, as of such time, upon such person, without limitation, all voting and other rights appurtenant to such shares; provided, that the Holder shall be deemed to have waived any voting rights of any such Ordinary Shares issued to the Holder that may arise during the period commencing on such Conversion Date or Event of Default Share Payment Date (as applicable), through, and including, such applicable Conversion Settlement Date or Event of Default Share Payment Delivery Date, as necessary, such that the aggregate voting rights of any Ordinary Shares (including such Ordinary Shares issued to the Holder) beneficially owned by the Holder and/or any Attribution Parties, collectively, shall not exceed the Maximum Percentage as a result of any such conversion of this Note.

(iii) Taxes and Duties. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any Ordinary Shares pursuant to this Note (including, for the avoidance of doubt, any Ordinary Shares issued or delivered upon conversion of this Note or pursuant to an Event of Default Share Payment). In addition, if any Swiss Withholding Tax or other Tax is imposed on the conversion of this Note or the delivery of Ordinary Shares issued or delivered pursuant to this Note, and such Withholding Tax or other Tax is shifted to the Holder, including, for the avoidance of doubt, by way of a reduction of the number of Ordinary Shares issuable or deliverable to the Holder, the Company shall pay Additional Amounts as set out in and subject to the exceptions as set forth in Section 5(B) and Section 5(C).

(D) Settlement upon Conversion.

(i) Generally. The consideration (the “Conversion Consideration”) due in respect of each one thousand dollars ($1,000) Principal Amount of this Note, with respect to any portion of a Partial Redemption Payment for which the Holder has delivered a Holder Conversion Notice, will consist of the following:

(1) subject to Section 7(D)(ii), a number of Ordinary Shares equal to the quotient (rounded up to the closest whole number) obtained by dividing the Principal Amount for which the Holder has delivered such Holder Conversion Notice by the Market Share Payment Price (the “Consideration Shares”); and

(2) cash in an amount equal to the aggregate accrued and unpaid interest on this Note to, but excluding, the Conversion Settlement Date for such conversion.

(ii) Fractional Shares. The total number of Ordinary Shares due in respect of any conversion of this Note pursuant to Section 5(E), Section 5(G) or this Section 7 will be determined on the basis of the total Event of Default Acceleration Amount or Principal Amount of this Note (as applicable) to be converted with the same Event of Default Share Payment Date or Conversion Date (as applicable); provided, however, that if such number of Ordinary Shares is not a whole number, then such number will be rounded up to the nearest whole number; provided further, that, if such rounding would result in the par value of the Ordinary Shares no longer being paid up, in lieu of rounding up such Ordinary Share, the Company shall pay to the Holder on the Conversion Settlement Date an amount in cash equal to such fractional Ordinary Share multiplied by the Daily VWAP on the applicable Conversion Date.

(iii) Delivery of the Conversion Consideration. The Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of this Note to the Holder on or before the first (1st) Business Day (or, if earlier, the standard settlement period for the primary Eligible Exchange (measured in terms of trading volume for its Ordinary Shares) on which the Ordinary Shares are traded) immediately after the Conversion Date for such conversion (the “Conversion Settlement Date”). On and after the Conditional Capital Amendment Effective Date, if the Company elects in the applicable Partial Redemption Share Payment Notice, the related Consideration Shares shall be issued out of the Company’s conditional capital. If the Consideration Shares are not issued and delivered out of the Company’s conditional capital, the Company shall deliver the Consideration Shares out of its treasury or capital band, create such Consideration Shares by way of a capital increase (within the capital band or otherwise) or purchase such Consideration Shares on the open market.

(iv) Company Failure to Timely Deliver Share Payments. If (x) the Company shall fail for any reason or for no reason on or prior to the applicable Conversion Settlement Date or Event of Default Share Payment Delivery Date to deliver Ordinary Shares in accordance with Section 5(E), Section 5(G) or Section 7(C) (such shares to which Holder is entitled referred to as the “Undelivered Shares”); and (y) the Holder (whether directly or indirectly, including by any broker acting on the Holder’s behalf or acting with respect to such Undelivered Shares) purchases any Ordinary Shares (whether in the open market or otherwise) to cover any such Undelivered Shares (whether to satisfy any settlement obligations with respect thereto of the Holder or otherwise), then, without limiting the Holder’s right to pursue any other remedy available to it (whether hereunder, under applicable law or otherwise), the Holder will have the right, exercisable by notice to the Company, to cause the Company to either:

(1) pay, on or before the first (1st) Business Day after the date such notice is delivered (or, if earlier, the standard settlement period for the primary Eligible Exchange (measured in terms of trading volume for its Ordinary Shares) on which the Ordinary Shares are traded), cash to the Holder in an amount equal to the aggregate purchase price (including any brokerage commissions and other out-of-pocket costs) incurred to purchase such shares (such aggregate purchase price, the “Covering Price”); or

(2) promptly deliver, to the Holder, such Undelivered Shares in accordance with this Note, together with cash in an amount equal to the excess, if any, of the Covering Price over the product of (x) the number of such Undelivered Shares; and (y) the Daily VWAP per Ordinary Share on the Event of Default Share Payment Date or Conversion Date relating to such conversion (as applicable).

To exercise such right, the Holder must deliver notice of such exercise to the Company, specifying whether the Holder has elected clause (1) or (2) above to apply. If the Holder has elected clause (1) to apply, then the Company’s obligation to deliver the Undelivered Shares in accordance with this Note will be deemed to have been satisfied and discharged to the extent the Company has paid the Covering Price in accordance with clause (1). Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Ordinary Shares as required pursuant to the terms hereof. In addition to the foregoing, if the Company fails for any reason to deliver Ordinary Shares to the Holder by the applicable Conversion Settlement Date or Event of Default Share Payment Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each one thousand dollars ($1,000) of Undelivered Shares (based on the Daily VWAP on the applicable Conversion Settlement Date or Event of Default Share Payment Delivery Date), ten dollars ($10) per Trading Day (increasing to twenty dollars ($20) per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after the Conversion Settlement Date or Event of Default Share Payment Delivery Date (as applicable) until the cash amount set forth in Section 7(D)(iv)(1) is paid to the Holder or the Ordinary Shares are delivered to the Holder pursuant to Section 7(D)(iv)(2).

(v) Effect of Conversion. If this Note is converted in full, then, from and after the date the Conversion Consideration therefor is issued or delivered in settlement of such conversion, this Note will cease to be outstanding and all interest will cease to accrue on this Note.

(E) Status of Ordinary Shares Issued upon Conversion.

(i) Status of Conversion Consideration; Listing. Each Ordinary Share delivered pursuant to this Note will be a newly issued share and will be duly and validly issued, fully paid in, non-assessable, free of any Lien or adverse claim (except to the extent of any Lien or adverse claim created by the action or inaction of the Holder or the Person to whom such share will be delivered). If the Ordinary Shares are then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each Ordinary Share issued pursuant to this Note, when delivered, to be admitted for listing on such exchange or quotation on such system. Any Ordinary Shares issued pursuant to this Note will be issued in the form of book-entries at the facilities of DTC.

(ii) Transferability of Conversion Consideration. Any Ordinary Shares issued pursuant to this Note, if issued by the Company pursuant to an effective registration statement, will be identified therein by an “unrestricted” CUSIP number.

(F) Effect of Certain Recapitalizations, Reclassifications, Consolidations, Mergers and Sales.

(i) Generally. If there occurs any:

(1) recapitalization, reclassification or change of the Ordinary Shares (other than (x) changes solely resulting from a subdivision or combination of the Ordinary Shares, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(2) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4) other similar event,

and, in each case, as a result of such occurrence, the Ordinary Shares are converted into, or is exchanged for, or represents solely the right to receive, other securities or other property (including cash or any combination of the foregoing) (such an event, an “Ordinary Share Change Event,” and such other securities or other property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) Ordinary Share would be entitled to receive on account of such Ordinary Share Change Event (without giving effect to any arrangement not to issue fractional shares of securities or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Note, at the effective time of such Ordinary Share Change Event, (x) the Conversion Consideration due pursuant to any Note will be determined in the same manner as if each reference to any number of Ordinary Shares in this Section 7 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (y) for purposes of Section 7(A), each reference to any number of Ordinary Shares in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (z) for purposes of the definition of “Fundamental Change,” the term “Ordinary Shares” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property. For these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per Ordinary Share, by the holders of Ordinary Shares. The Company will notify the Holder of such weighted average as soon as practicable after such determination is made.

At or before the effective date of such Ordinary Share Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Ordinary Share Change Event (the “Successor Person”) will execute and deliver such instruments or agreements that (x) provides for subsequent conversions of this Note in the manner set forth in this Section 7(F) and (y) contains such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holder and to give effect to the provisions of this Section 7(F). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such instruments or agreements and such instruments or agreements will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holder.

(ii) Notice of Ordinary Share Change Events. As soon as practicable after learning the anticipated or actual effective date of any Ordinary Share Change Event, the Company will provide written notice to the Holder of such Ordinary Share Change Event, including a brief description of such Ordinary Share Change Event, its anticipated effective date and a brief description of the anticipated change in the conversion right of this Note.

(iii) Compliance Covenant. The Company will not become a party to any Ordinary Share Change Event unless its terms are consistent with this Section 7(F).

(G) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, the Company shall not effect the conversion of any portion of this Note, or otherwise issue shares pursuant to this Note, and the Holder shall not have the right to convert any portion of this Note, pursuant to the terms and conditions of this Note and any such conversion or issuance shall be null and void and treated as if never made, to the extent that after giving effect to such conversion or issuance, the Holder together with the other Attribution Parties collectively would beneficially own in the aggregate in excess of 4.99% (the “Maximum Percentage”) of the number of Ordinary Shares outstanding immediately after giving effect to such conversion or issuance. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by the Holder and the other Attribution Parties shall include the number of Ordinary Shares held by the Holder and all other Attribution Parties plus the number of Ordinary Shares issuable upon conversion of, or otherwise pursuant to, this Note with respect to which the determination of such sentence is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (A) conversion of the remaining, unconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 7(G). For purposes of this Section 7(G), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Note, in determining the number of outstanding Ordinary Shares the Holder may acquire in connection with this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (x) the Company’s most recent Annual Report on Form 20-F, Form 6-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent (as defined in the Securities Purchase Agreement) setting forth the number of Ordinary Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives a notice from the Holder related to the conversion of this Note or any issuance of Ordinary Shares in connection with this Note at a time when the actual number of outstanding Ordinary Shares is less than the Reported Outstanding Share Number, the Company shall promptly notify the Holder in writing of the number of Ordinary Shares then outstanding and, to the extent that such conversion or issuance of Ordinary Shares would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 7(G), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Ordinary Shares to be issued pursuant to such notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm in writing or by electronic mail to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Ordinary Shares to the Holder upon conversion of, or otherwise pursuant to, this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Ordinary Shares (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any Other Holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the Ordinary Shares issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Note or receive shares pursuant to this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(G) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 7(G) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

Section 8. Affirmative and Negative Covenants.

(A) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(B) Corporate Existence. Subject to Section 9, the Company will cause to preserve and keep in full force and effect:

(i) its corporate existence and the corporate existence of its Subsidiaries in accordance with the organizational documents of the Company or its Subsidiaries, as applicable; and

(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company need not preserve or keep in full force and effect any such rights (charter and statutory), license or franchise or existence of any of its Subsidiaries if the Board of Directors determines in good faith that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; and (y) the loss thereof is not, individually or in the aggregate, materially adverse to the Holder.

(C) Ranking. All payments due under this Note shall rank (i) pari passu with all Other Notes, (ii) effectively senior to all unsecured indebtedness of the Company to the extent of the value of the Collateral securing the Notes for so long as the Collateral so secures the Notes in accordance with the terms hereof and (iii) senior to any Subordinated Indebtedness.

(D) Indebtedness; Amendments to Indebtedness. The Company shall not and shall not permit any Subsidiary to: (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; (b) prepay any Indebtedness except by the conversion of Indebtedness into equity securities (other than Disqualified Stock) and the payment of cash in lieu of fractional shares in connection with such conversion or (c) amend or modify any documents or notes evidencing any Indebtedness. The Company shall not and shall not permit any Subsidiary to incur any Indebtedness that would cause a breach or Default under the Notes or prohibit or restrict the performance of any of the Company’s or its Subsidiaries’ obligations under the Notes, including without limitation, the payment of interest and principal thereon.

(E) Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, permit or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

(F) Investments. The Company shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do; provided that nothing herein shall prohibit the Company from making or holding Permitted Investments; provided, further, that the Company may not make any Investment (or make or hold a Permitted Investment) or permit any of its Subsidiaries to make any Investment (or make or hold a Permitted Investment) if (i) any Event of Default has occurred hereunder and has not been waived by the Required Holders or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to Section 10(A)(ii), Section 10(A)(iv), Section 10(A)(vi), Section 10(A)(ix), Section 10(A)(x), Section 10(A)(xi), Section 10(A)(xiii), or Section 10(A)(xv).

(G) Distributions. The Company shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements provided under plans approved by the Board of Directors; provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest, except that a Subsidiary of the Company may pay dividends or make distributions to the Company or a parent company that is a direct or indirect Wholly Owned Subsidiary of the Company, or (c) lend money to any employees, officers or directors (except as permitted under clause (F) of the definition of Permitted Investment), or guarantee the payment of any such loans granted by a third party in excess of fifty thousand dollars ($50,000) in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of fifty thousand dollars ($50,000) in the aggregate. If there are dividends or distributions made by the Company or any Subsidiary (other than a Subsidiary of the Company paying dividends or making distributions to the Company or a parent company that is a direct or indirect Wholly Owned Subsidiary of the Company the assets of which are subject to a Lien in favor of the Holder pursuant to the Security Agreements), within one (1) Business Day following the date on which the Company files with the Commission (i) an Annual Report on Form 20-F or (ii) a Form 6-K that includes unaudited financial statements, the Company will provide the Holder with a written notice setting forth the aggregate amount of dividends or distributions made by the Company or any Subsidiary pursuant to this Section 8(G) for the period covered by such Annual Report on Form 20-F or Form 6-K, as applicable. Notwithstanding anything herein to the contrary, the Company shall not, and shall not allow any Subsidiary to, declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest if (A) any Event of Default has occurred hereunder and has not been waived by the Required Holders or (B) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to Section 10(A)(ii), Section 10(A)(iv), Section 10(A)(vi), Section 10(A)(ix), Section 10(A)(x), Section 10(A)(xi), Section 10(A)(xiii), or Section 10(A)(xv), other than a Subsidiary of the Company paying dividends or making distributions to the Company or a parent company that is a direct or indirect Wholly Owned Subsidiary of the Company, the assets of which are subject to a Lien in favor of the Holder pursuant to the Security Agreements.

(H) Transfers. The Company shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of the Company and its Subsidiaries (taken as a whole), except for Permitted Transfers and Permitted Investments.

(I) Compliance with Swiss Non-Bank Rules. The Company shall be at all times in compliance with the Swiss Non-Bank Rules, if and as long as a violation of these rules results in Swiss Withholding Tax consequences for the Company. For the purpose of its compliance with the Swiss Non-Bank Rules under this Section 8(I), the Company and the Holders shall, (i) for purposes of compliance with the Swiss 10 Non-Bank Rule, assume that the number of creditors under the Transaction Documents not being a Swiss Qualifying Bank at all times is ten (10), and (ii) for the purpose of compliance with the Swiss 20 Non-Bank Rule, assume that the number of Holders which are not Swiss Qualifying Banks is at all times ten (10) (irrespective of whether or not there are, at any time, any such Holders).

(J) Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom. The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns. Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

(K) Compliance Certificate. On or prior to the first (1st) Business Day of each month (or, if requested by the Holder in its sole discretion, within one (1) Business Day of such request or, if earlier, immediately in the event an Event of Default has occurred as a result of a breach of Section 8(D), Section 8(E), Section 8(F), Section 8(G), Section 8(Q), Section 8(X), Section 8(Y), Section 8(Z), Section 8(BB), or Section 8(CC)) the Company shall provide to the Holder a certification, in the form attached hereto as Exhibit B, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying whether or not the Company has satisfied the requirements of Section 8(D), Section 8(E), Section 8(F), Section 8(G), Section 8(Q), Section 8(X), Section 8(Y), Section 8(Z), Section 8(BB), or Section 8(CC) during the immediately preceding calendar month (a “Compliance Certification”). If the Company determines in its sole discretion that such information constitutes material non-public information, then the Company will so indicate in the certification provided pursuant to the preceding sentence and the Company will concurrently disclose such material non-public information on a Form 6-K or otherwise.

(L) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Issue Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(M) Maintenance of Properties, Etc. The Company shall maintain and preserve, and the Company shall cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful (as determined by the Company in good faith) to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times in all material respects with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(N) Maintenance of Intellectual Property. The Company will take, and the Company shall cause each of its Subsidiaries to take, all actions necessary or advisable to maintain and preserve all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company or such Subsidiary that are necessary or material (as determined by the Company in good faith) to the conduct of its business in full force and effect.

(O) Maintenance of Insurance. The Company shall maintain, and the Company shall cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(P) Transactions with Affiliates. Neither the Company, nor any of its Subsidiaries, shall enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate (other than the Company or any of its Wholly Owned Subsidiaries), except transactions for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

(Q) Share Reserve. So long as this Note remains outstanding, the Company shall at all times have reserved from its conditional capital (i) prior to the Conditional Capital Amendment Effective Date, a number of Ordinary Shares reserved solely for issuance of Ordinary Shares upon exercise of the Warrants equal to not less than one hundred percent (100%) of the maximum number of Ordinary Shares exercisable pursuant to the Warrants (which such reservation shall be for the sole benefit of and exclusive availability for the holders of such Warrants) and (ii) on and after the Conditional Capital Amendment Effective Date, (x) a number of Ordinary Shares reserved solely for issuance of Ordinary Shares upon exercise of the Warrants equal to not less than five million five hundred thousand (5,500,000) Ordinary Shares, provided that in no event shall the number of Ordinary Shares reserved solely for issuance of Ordinary Shares upon exercise of the Warrants be less than one hundred percent (100%) of the maximum number of Ordinary Shares exercisable pursuant to the Warrants (the “Post-Amendment Warrant Share Reserve”) and (y) a number of Ordinary Shares reserved solely for issuance of Ordinary Shares pursuant to all Notes and all Other Notes equal to not less than two hundred percent (200%) of a fraction, (A) the numerator of which shall be the then outstanding principal amount of all Notes and all Other Notes, if any, issued pursuant to the Securities Purchase Agreement and (B) the denominator of which shall be the Market Share Payment Price (collectively with the Post-Amendment Warrant Share Reserve, the “Required Reserve Amount”); provided that at no time shall the number of Ordinary Shares reserved pursuant to this Section 8(Q) be reduced other than in connection with any stock combination, reverse stock split or other similar transaction. If (1) at any time the number of Ordinary Shares reserved for issuance is not sufficient to meet the Required Reserve Amount or (2) the Required Holders provide a written request to the Company to increase the Post-Amendment Warrant Share Reserve, the Company will promptly take all corporate action necessary to reserve a sufficient number of Ordinary Shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents (including, for the avoidance of doubt, increasing the Post-Amendment Warrant Share Reserve pursuant to the Required Holders’ written request thereof), in the case of an insufficient number of reserved Ordinary Shares, obtain stockholder approval (if required) of an increase in such number of Ordinary Shares, and voting the management Ordinary Shares of the Company in favor of an increase in the Ordinary Shares of the Company to ensure that the number of reserved Ordinary Shares is sufficient to meet the Required Reserve Amount or Post-Amendment Warrant Share Reserve requested by the Required Holders, as applicable.

(R) Restricted Issuances. The Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities or incur any Indebtedness, in each case, that would cause a breach or Default under the Notes or that by its terms would prohibit or restrict the performance of any of the Company’s or its Subsidiaries’ obligations under the Notes, including, without limitation, the payment of principal thereon.

(S) Independent Investigation. At the request of the Required Holders at any time the Required Holders have determined in good faith that (i) an Event of Default has occurred or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default but the Company has not timely agreed to such determination in writing, the Company shall hire an independent, reputable investment bank (or, at the sole option of the Required Holders, an independent, reputable accounting firm) selected by the Company and approved by the Required Holders to investigate as to whether such Event of Default or event or circumstance has occurred (the “Independent Investigator”). If the Independent Investigator determines that such Event of Default or event or circumstance has occurred, the Independent Investigator shall notify the Company of such Event of Default or occurrence of such event or circumstance and the Company shall promptly deliver written notice to the Holder of such Event of Default if such Event of Default has occurred. In connection with such investigation, the Independent Investigator may, during normal business hours and upon signing a confidentiality agreement in a form reasonably acceptable to the Company, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the

Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, any of the Company’s officers, directors, key employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

(T) Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 8(T) shall limit any obligations of the Company, or any rights of the Holder, under the Securities Purchase Agreement.

(U) The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company, the Holder will not have any obligations hereunder except those obligations expressly set forth herein (and in the Securities Purchase Agreement) and the Holder is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Note and not as a fiduciary or agent of the Company. The Company agrees that it will not assert any claim against the Holder based on an alleged breach of fiduciary duty by the Holder in connection with the Note. The Company acknowledges that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

(V) The Company shall cause this Note and any Ordinary Shares issuable pursuant to this Note and/or the Warrants to be eligible to be offered, sold or otherwise transferred by the Holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” law, on and after the date that is twelve (12) months following the Issue Date. If this Note is to be transferred, the Holder shall notify the Company and surrender this Note to the Company (or provide the Company an affidavit in a form reasonably acceptable to the Company that this Note was lost, stolen or destroyed), whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note, registered as the Holder may request.

(W) The Company shall pay when due any and all fees and expenses owed by it under all deposit accounts subject to the Control Agreements entered into in favor of the Collateral Agent.

(X) Cash Burn. The Company’s Available Cash on each Cash Burn Measurement Date shall be greater than or equal to (x) the Company’s Cash and Cash Equivalents on the Cash Burn Reference Date, less (y) five million dollars ($5,000,000).

(Y) Minimum Liquidity. The Company and its Subsidiaries shall have at all times unrestricted, unencumbered Cash and Cash Equivalents in deposit accounts subject to the Control Agreements in an aggregate minimum amount equal to ten million dollars ($10,000,000).

(Z) Intellectual Property of Veraxa BioTech GmbH. Notwithstanding any provision of this Note or any Transaction Document to the contrary, including (for the avoidance of doubt) Section 8(F), Section 8(H) and Section 8(P) of this Note, Veraxa BioTech GmbH shall not, and the Company shall not permit Veraxa BioTech GmbH to, directly or indirectly, sell, transfer, assign, convey, dispose of, license (other than Permitted Intellectual Property Licenses), sublicense, pledge, hypothecate, encumber or otherwise convey any legal or beneficial interest in Veraxa BioTech GmbH’s Intellectual Property to any Person (including, for the avoidance of doubt, the Company or any Subsidiary thereof).

(AA) Control Agreements. The Company shall not, and shall not permit any of its Subsidiaries to, open any accounts (including deposit accounts, securities accounts and commodities accounts) unless the Company or such Subsidiary, within five (5) days of the opening of such account, delivers a Control Agreement over such account. The Company shall, and shall cause its Subsidiaries to, deposit all revenues, proceeds and any other Cash received only in deposit accounts subject to Control Agreements.

(BB) Fee Modification Agreement. (i) The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to Cantor Fitzgerald & Co. or any of its Affiliates in connection with a breach of the Company’s obligations or any other default by the Company pursuant to the Fee Modification Agreement (including, for the avoidance of doubt, a Default Payment (as such term is defined in the Fee Modification Agreement)).

(i) The Company shall at all times remain in compliance with the terms and provisions of the Fee Modification Agreement and shall not otherwise breach any terms or provisions of the Fee Modification Agreement, cause a default thereunder, or cause a Default Payment (as such term is defined in the Fee Modification Agreement) to become due. The Company shall promptly notify the Holder in writing of any breach, default, or event that, with the passage of time, could constitute a breach or default under the Fee Modification Agreement.

(ii) The Company shall not amend, amend and restate, supplement or otherwise modify the Fee Modification Agreement without the prior written consent of the Required Holders.

(CC) Xlife Indebtedness. Prior to December 30, 2027, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any payments (whether of principal, premium, fees, payments upon a default, or any other amounts) to Xlife in connection with any Indebtedness owed by the Company or any of its Subsidiaries to Xlife, other than regularly scheduled payments of interest in accordance with the terms of such Indebtedness as in effect on the Issue Date.

Section 9. Successors.

The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person, other than the Holder or any of its Affiliates (a “Business Combination Event”), unless:

(A) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Holder, at or before the effective time of such Business Combination Event, a supplement to this instrument) all of the Company’s obligations under this Note; and

(B) immediately after giving effect to such Business Combination Event, no Event of Default will have occurred that has not been waived and no Default will have occurred and be continuing which has not been waived.

At the effective time of any Business Combination Event, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Note with the same effect as if such Successor Corporation had been named as the Company in this Note, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Note.

Section 10. Defaults and Remedies

(A) Events of Default. “Event of Default” means the occurrence of any of the following (whose occurrence, for the avoidance of doubt, may be waived, but may not be cured):

(i) a default in the payment when due of a Partial Redemption Payment, the Principal Amount, any amount due under Section 4(B), the Holder Redemption Price, or the Fundamental Change Repurchase Price under this Note;

(ii) a default for two (2) Business Days in the payment when due of the interest on this Note;

(iii) a default in the Company’s obligation to issue Ordinary Shares pursuant to this Note (or any portion of this Note) in accordance with Section 5(E), Section 5(G) or Section 7(C) upon the exercise of the Holder’s election with respect thereto, or upon exercise of the Warrants pursuant to the terms thereof;

(iv) a default in the Company’s obligation to timely deliver a Fundamental Change Notice pursuant to Section 6(C), Cash Sweep Certification pursuant to Section 4(B) or Compliance Certification and such default continues for three (3) Business Days, or the delivery of a materially false or inaccurate Fundamental Change Notice, Cash Sweep Certification, Company Redemption Notice or Compliance Certification;

(v) any failure to timely deliver an Event of Default Notice or any delivery of a materially false or inaccurate certification (including a false or inaccurate deemed certification) by the Company (A) that the Equity Conditions are satisfied or (B) as to whether any Event of Default has occurred;

(vi) a default in any of the Company’s obligations or agreements under this Note or the Transaction Documents (in each case, other than a default set forth in clauses (i) - (v) or (vii) –(xx) of this Section 10(A)), or a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality qualifications, which may not be breached in any respect) of any Transaction Document; provided, however, that if such default can be cured, then such default shall not be an Event of Default unless the Company has failed to cure such default within ten (10) days after its occurrence;

(vii) any provision of any Transaction Document at any time for any reason (other than pursuant to the express terms thereof) ceases to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof is contested, directly or indirectly, by the Company or any of its Subsidiaries, or a proceeding is commenced by the Company or any of its Subsidiaries or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof;

(viii) the Company fails to comply with any covenant set forth in Section 8(D), Section 8(E), Section 8(F), Section 8(G), Section 8(H), Section 8(J), Section 8(P), Section 8(Q), Section 8(W), Section 8(X), Section 8(Y), Section 8(Z), Section 8(BB), or Section 8(CC) of this Note;

(ix) the suspension from trading or failure of the Ordinary Shares to be trading or listed on the Company’s primary Eligible Exchange (measured in terms of trading volume for its Ordinary Shares) on which the Ordinary Shares are traded for a period of three (3) consecutive Trading Days;

(x) (i) the failure of the Company or any of its Subsidiaries to pay when due or within any applicable grace period any Indebtedness having an individual principal amount in excess of at least fifty thousand dollars ($50,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, whether such Indebtedness exists as of the Issue Date or is thereafter created, and whether such default has been waived for any period of time or is subsequently cured; or (ii) the occurrence of any breach or default under any terms or provisions of any other Indebtedness of at least fifty thousand dollars ($50,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such indebtedness, to cause, Indebtedness having an individual principal amount in excess of fifty thousand dollars ($50,000) to become or be declared due prior to its stated maturity;

(xi) one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of at least fifty thousand dollars ($50,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance pursuant to which the insurer has been notified and has not denied coverage), is rendered against the Company or any of its Subsidiaries and remains unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of ten (10) consecutive Trading Days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(xii) (A) the Company fails to timely file with the Commission its (1) annual reports on Form 20-F or (2) its reports on Form 6-K including unaudited financial statements, in the manner and within the time periods required by the Exchange Act, the Securities Act or the Eligible Exchange on which the Ordinary Shares are listed for trading, as applicable, in any case in a manner that results in the Company failing for any reason to satisfy the requirements of Rule 144(c)(1) under the Securities Act, including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c), (B) the Company withdraws or restates any such annual or current report previously filed with the Commission or (C) the Company at any time ceases to satisfy the eligibility requirements set forth under Section I.A of the General Instructions to Form F-3;

(xiii) the Company fails to remove any restrictive legend on any certificate or any Ordinary Shares issued to the Holder pursuant to any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws and such failure continues for more than five (5) Trading Days;

(xiv) any Security Document shall for any reason fail or cease to create a separate valid and perfected, and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral, in each case, in favor of the Collateral Agent and the Holder in accordance with the terms thereof, or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto (including by way of the Company or any of its Subsidiaries requesting the release of Collateral under any Security Document governed by German law as a consequence of a purported overcollateralization), or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(xv) any material damage to, or loss, theft or destruction of, any Collateral (provided that any damage, loss, theft or destruction of the Collateral that reduces the value of such Collateral by fifty thousand dollars ($50,000) or more shall be deemed to be material), whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement); for clarity, an Event of Default under this Section 10(A)(xv) will not require any curtailment of revenue;

(xvi) The Ordinary Shares issuable pursuant to the Notes or the Warrants are not Freely Tradable at any time following the earlier to occur of (x) the first anniversary of the Issue Date and (y) the effectiveness of a registration statement registering the Ordinary Shares issuable pursuant to this Note and the Warrants.

(xvii) the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1) commences a voluntary case or proceeding;

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3) consents to the appointment of a custodian of it or for any substantial part of its property;

(4) makes a general assignment for the benefit of its creditors;

(5) takes any comparable action under any foreign Bankruptcy Law; or

(6) generally is not paying its debts as they become due; or

(xviii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1) is for relief against Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2) appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4) grants any similar relief with respect to the Company or any of its Significant Subsidiaries under any foreign Bankruptcy Law,

and, in each case under this Section 10(A)(xviii), such order or decree remains unstayed and in effect for at least thirty (30) days.

(xix) the Company’s stockholders approve any plan for the liquidation or dissolution of the Company.

(B) Acceleration.

(i) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 10(A)(xvii) or Section 10(A)(xviii) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the then outstanding portion of the Principal Amount of, and all accrued and unpaid interest on, this Note will immediately become due and payable without any further action or notice by any Person.

(ii) Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 10(A)(xvii) or Section 10(A)(xviii) with respect to the Company and not solely with respect to a Subsidiary of the Company) occurs and has not been waived by the Holder, then the Holder, by notice to the Company, may declare this Note (or any portion thereof) to become due and payable on the Business Day immediately following the date of such notice for cash in an amount equal to the Event of Default Acceleration Amount.

(C) Notice of Events of Default. Promptly, but in no event later than one (1) Business Day after an Event of Default, the Company will provide written notice of such Event of Default to the Holder (an “Event of Default Notice”), which Event of Default Notice shall include (i) a reasonable description of the applicable Event of Default, (ii) the date on which the Event of Default occurred and (iii) the date on which the Default underlying such Event of Default initially occurred, if different than the date on which the Event of Default occurred.

(D) Default Interest. If a Default or an Event of Default occurs, then in each case, to the extent lawful, interest (“Default Interest”) will automatically accrue on the Principal Amount outstanding as of the date of such Default or Event of Default at a rate per annum equal to fifteen percent (15%), from, and including, the date of such Default or Event of Default, as applicable, to, but excluding, the date such Default is cured and all outstanding Default Interest under this Note has been paid. Default Interest hereunder will be computed on the basis of a 360-day year comprised of twelve 30-day months and will be payable in arrears on the earlier of (i) the first day of each calendar month, (ii) the date such Default is cured, (iii) the date on which any portion of the outstanding Principal Amount of this Note is reduced or otherwise retired (including, for the avoidance of doubt, a Fundamental Change Repurchase Date, Conversion Settlement Date, Partial Redemption Date, Holder Redemption Date, or any date that an Event of Default Acceleration Amount or Cash Sweep Payment is paid by the Company to the Holder), and (iv) the Maturity Date.

Section 11. Ranking.

All payments due under this Note shall rank (i) pari passu with all Other Notes, (ii) effectively senior to all unsecured indebtedness of the Company to the extent of the value of the Collateral securing the Notes for so long as the Collateral so secures the Notes in accordance with the terms hereof and (iii) senior to any Subordinated Indebtedness.

Section 12. Replacement Notes.

If the Holder of this Note claims that this Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver a replacement Note upon surrender to the Company of such mutilated Note, or upon delivery to the Company of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company may require the Holder to provide such security or an indemnity that is reasonably satisfactory to the Company to protect the Company from any loss that it may suffer if this Note is replaced.

Section 13. Notices.

Any notice or communication to the Company will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), electronic transmission (including e-mail) or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

VERAXA Biotech Holding AG

Talacker 35

8001 Zurich, Switzerland

Attention: Christoph Antz

Email address: antz@veraxa.com

With copies to:

Duane Morris LLP

901 New York Avenue N.W., Suite 700 East

Washington, D.C. 20001

Attention: Andrew M. Tucker; Rebekah D. McCorvey

Email address: atucker@duanemorris.com; rmccorvey@duanemorris.com

The Company, by notice to the Holder, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Holder will be by e-mail to its e-mail address, which initially is as set forth in the Securities Purchase Agreement. The Holder, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

If a notice or communication is mailed in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Section 14. Successors and Assigns.

All agreements of the Company in this Note will bind its successors and will inure to the benefit of the Holder’s successors and assigns.

Section 15. Severability.

If any provision of this Note is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Section 16. Headings, Etc.

The headings of the Sections of this Note have been inserted for convenience of reference only, are not to be considered a part of this Note and will in no way modify or restrict any of the terms or provisions of this Note.

Section 17. Amendments

This Note may not be amended or modified unless in writing by the Company and the Required Holders, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit; provided, however, that in no event may Section 7(G) be amended or modified, it being understood that this does not affect the ability of the Holder to deliver written notice to the Company to increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as provided in Section 7(G).

Section 18. Governing Law; Waiver of Jury Trial.

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company and each Holder hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder or to enforce a judgment or other court ruling in favor of such Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

Section 19. Submission to Jurisdiction.

The Company (A) agrees that any suit, action or proceeding against it arising out of or relating to this Note may be instituted in the Court of Chancery of the State of Delaware; (B) waives, to the fullest extent permitted by applicable law, (i) any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding; and (ii) any claim that it may now or hereafter have that any such suit, action or proceeding in such a court has been brought in an inconvenient forum; and (C) submits to the nonexclusive jurisdiction of such court in any such suit, action or proceeding.

Section 20. Enforcement Fees.

The Company agrees to pay all costs and expenses of the Holder incurred as a result of enforcement of this Note and the collection of any amounts owed to the Holder hereunder (whether in cash, Ordinary Shares or otherwise), including, without limitation, reasonable attorneys’ fees and expenses.

Section 21. Electronic Execution.

The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

*   *   *

Exhibit A

Form of Holder Conversion Notice

VERAXA Biotech Holding AG

Senior Secured Note due 2027

Subject to the terms of this Note, by executing and delivering this Holder Conversion Notice, the undersigned Holder of this Note hereby gives notice to the Company to subscribe for the total number of Ordinary Shares set forth below, (x) a number of which, if any, to be issued out of the Company’s conditional capital according to art. 3a of the Company’s articles of association as set forth below, and (y) the rest of which, if any, to be issued out of the Company’s treasury shares, capital band or purchased on the open market, as specified in the Company’s applicable Partial Redemption Share Payment Notice or as otherwise set forth in the Note, and undertakes to pay the total issue price for such shares in full, together with all applicable transfer taxes, if any. Payment shall take the form of a deduction and set-off of the following Principal Amount of this Note: $_______________,000 in accordance with the following details.

Total Number of Ordinary Shares to be delivered:

Total Number of Ordinary Shares to be delivered out of the Company’s conditional capital according to art. 3a of the Company’s articles of association:

Accrued interest amount:

Market Share Payment Price:

Account Number:

DTC Participant Number:

DTC Participant Name:

Date:
(Legal Name of Holder)

By:
Name:
Title:

A-1

Exhibit B

Form of Covenant Compliance Certification

The undersigned, the duly qualified and elected Chief Financial Officer of VERAXA Biotech Holding AG, a public limited company organized under the Laws of Switzerland (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to the Senior Secured Note due 2027, issued [●], 2026 (the “Note”), issued by the Company to [●], that:

i.	the Company satisfied the requirements of Section 8(D) of the Note during the calendar month ended [●];

ii.	the Company satisfied the requirements of Section 8(E) of the Note during the calendar month ended [●];

iii.	the Company satisfied the requirements of Section 8(F) of the Note during the calendar month ended [●];

iv.	the Company satisfied the requirements of Section 8(G) of the Note during the calendar month ended [●];

v.	the Company satisfied the requirements of Section 8(Q) of the Note during the calendar month ended [●];

vi.	the Company satisfied the requirements of Section 8(X) of the Note during the calendar month ended [●];

vii.	the Company satisfied the requirements of Section 8(Y) of the Note during the calendar month ended [●];

viii.	the Company satisfied the requirements of Section 8(Z) of the Note during the calendar month ended [●];

ix.	the Company satisfied the requirements of Section 8(BB) of the Note during the calendar month ended [●]; and

x.	the Company satisfied the requirements of Section 8(CC) of the Note during the calendar month ended [●].

Capitalized terms used herein without definition shall have the meanings given to such terms in the Note.

VERAXA BIOTECH HOLDING AG

By:
Name:
Title:

Date:

B-1